Report of Independent Auditors

To the Shareholders and Board of Trustees of Mitchell Hutchins Series Trust

In planning and performing our audits of the financial statements of Mitchell Hutchins Series
Trust
(comprising, respectively, the Money Market,
Global Growth, Growth & Income, High Grade Fixed
Income, Aggressive Growth, Balanced, Growth,
Strategic Fixed Income, Tactical Allocation,
Small Cap,
Strategic Income, High Income and Global Income
Portfolios) for the year ended December 31, 1998,
we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-
SAR, and not to provide assurance on the internal control.

The management of Mitchell Hutchins Series Trust is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public
Accountants. A material weakness is a condition in which the design or operation of one or more of the specific internal control components does not reduce to a relatively low level the risk that errors or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above at December
31, 1998.

This report is intended solely for the
information and use of the shareholders, the board of trustees and management of Mitchell Hutchins Series Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


                                        ERNST &
YOUNG LLP

February 11, 1999